Electric City Funds, Inc.

Offering

the

Electric City Value Fund

&

Electric City Dividend Growth Fund

112 Erie Boulevard

Schenectady, NY  12305

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

To be Held on December __, 2002

To the Shareholders of the Electric City Funds:

Electric City Funds, Inc. (the “Company”) is holding a special meeting of its shareholders (the “Special Meeting”) on Monday, December __, 2002 at 10:00 a.m., Eastern Time.  The Special Meeting will be held at the Company’s offices, located at 112 Erie Boulevard, Schenectady, NY  12305.

The Company is a Maryland corporation, operating as a registered management investment company.  The Company has authorized the division of its shares into various series (each a “Fund” and together the “Funds”) and currently offers shares of two series known as the Electric City Value Fund and the Electric City Dividend Growth Fund.

The Special Meeting will be held to consider the following items of business:

1.

Election of a slate of Directors to serve on the Board of Directors of the Company until such time as their successors shall be duly elected and qualified;

2.

Approval of Amended & Restated Articles of Incorporation for the Company; and

3.

To transact such other business as may properly come before the shareholders of the Company.

You may vote at the Special Meeting if you are the record owner of shares of any Fund as of the close of business on November 30, 2002.  If you attend the Special Meeting, you may vote your shares in person.  If you expect to attend the Special Meeting, please call the Company at 1-800- 453-6556 to inform them.

Your vote on these proposals is very important.    IF YOU OWN SHARES IN MORE THAN ONE ACCOUNT OF THE COMPANY, YOU WILL RECEIVE  MORE THAN ONE PROXY STATEMENT AND PROXY CARD AND WILL NEED TO VOTE THE SHARES YOU HOLD FOR EACH ACCOUNT.  Whether or not you plan to attend the Special Meeting, please fill in, date, sign and return the proxy card in the enclosed, postage paid envelope.  You may also return your completed proxy card by faxing it to the Company at 518 -346-3485.

PLEASE VOTE NOW TO HELP SAVE THE COST OF ADDITIONAL SOLICITATIONS.

As always, we thank you for your confidence and support.

By Order of the Board of Directors,

James W. Denney

Chairman

December __, 2002

Electric City Funds, Inc.

Offering

the

Electric City Value Fund

&

Electric City Dividend Growth Fund

112 Erie Boulevard

Schenectady, NY  12305

PROXY STATEMENT

Dated December __, 2002

SPECIAL MEETING OF SHAREHOLDERS

To be Held on December __, 2002

Introduction

The Board of Directors (the “Board”) of Electric City Funds, Inc. (the “Company”) has voted to call a special meeting of all shareholders of the Electric City Value Fund and the Electric City Dividend Growth Fund (each a “Fund” and together the “Funds”), in order to seek shareholder approval of two proposals relating to the Company.  The Special Meeting will be held at the Company’s offices, located at 112 Erie Boulevard, Schenectady, NY  12305, at 10:00 a.m., Eastern Time, on Monday, December __, 2002.  If you expect to attend the Special Meeting in person, please call the Company at 1 -800-453-6556 to inform them of your intentions.

Matters For Shareholder Consideration

The Board is seeking shareholder approval of two proposals:

1.

Election of a slate of Directors to serve on the Board of Directors of the Company until such time as their successors shall be duly elected and qualified; and

2.

Approval of Amended & Restated Articles of Incorporation for the Company.

The shareholders may also consider and approve such other matters as may properly come before the shareholders at the Special Meeting.

Who Is Eligible To Vote

If you were the record owner of any shares of either Fund as of the close of business on November 30, 2002 (the “Record Date”), then you are eligible to vote on each of the proposals.  The number of shares outstanding for each Fund as of the Record Date is listed in Appendix A to this proxy statement.  Each share counts as one vote, and fractional shares count as fractional votes.

Voting by Proxy

The simplest and quickest way for you to vote is to complete, sign and date the enclosed proxy card and mail it back to the Company in the envelope provided.  The Board urges you to fill out and return your proxy card even if you plan to attend the Special Meeting.  Returning your proxy card will not affect your right to attend the Special Meeting and vote.

The Board has named Anna Pechtel and Michael Massey as proxies, and their names appear on your proxy card(s).  By signing your proxy card and returning it, you are appointing those persons to vote for you at the Special Meeting.  If you properly fill in your proxy card and return it to the Company in time to vote, one of the appointed proxies will vote your shares as you have directed.  If you sign and return your proxy card, but do not make specific choices, one of the appointed proxies will vote your shares on each proposal as recommended by the Board.

If an additional matter is presented for vote at the Special Meeting, one of the appointed proxies will vote in accordance with his/her best judgment.  At the time this proxy statement was printed, the Board was not aware of any other matter that needed to be acted upon at the Special Meeting other than the two proposals discussed in this proxy statement.

If you appoint a proxy by signing and returning your proxy card, you can revoke that appointment at any time before it is exercised.  You can revoke your proxy by sending in another proxy with a later date, or by notifying the Company’s Secretary in writing, before the Special Meeting, that you have revoked your proxy, at the following address:  Bill R .. Werner, Electric City Funds, Inc., 112 Erie Boulevard, Schenectady, NY 12305.

Voting in Person

If you attend the me e ting and wish to vote in person, you will be given a ballot when you arrive.  If you have already voted by proxy and wish to vote in person instead, you will be given an opportunity to do so during the Special Meeting.  If you attend the Special Meeting, but your shares are held in the name of your broker, bank or other nominee, you must bring with you a letter from that nominee stating that you are the beneficial owner of the shares on the Record Date and authorizing you to vote.

Board Recommendation

The Board unanimously recommends that you vote "For" each of the proposals described in this proxy statement.

Requirement of a Quorum

A quorum is the number of outstanding shares, as of the Record Date, that must be present, in person or by proxy, in order for the Company to hold a valid shareholder meeting.  The Company cannot hold a valid shareholder meeting unless there is a quorum of shareholders present in person or by proxy.  Maryland law provides that the presence, in person or by proxy, of a majority of the shares entitled to vote on a matter shall constitute a quorum.

Under rules applicable to broker-dealers, if your broker holds your shares in its name, the broker is not allowed to vote your shares on any of the Proposals unless it has received voting instructions from you or unless the proposal is deemed to be a routine matter on which brokers are permitted to vote without client instructions.  If your broker does not vote your shares on one or more Proposals because it has not received instructions from you, those shares will be considered broker non-votes.

Broker non-votes and abstentions with respect to a proposal count as present for purposes of establishing a quorum, and count as votes cast against each Proposal.

The following table describes the votes needed to approve each Proposal:

Proposal	Number of Shares Required to Approve;
1. Electing a slate of Directors.

The affirmative vote of a plurality of the shares entitled to vote of both Funds, voting in the aggregate.  This means that, assuming a quorum of all shareholders of the Company is obtained, the five nominees receiving the most votes will be elected as Directors.

2. Approving Amended and Restated Articles of Incorporation	The affirmative vote of two-thirds (2/3) of the shares entitled to vote of both Funds, voting in the aggregate.

Adjournments

The appointed proxies may propose to adjourn the Special Meeting, either in order to solicit additional proxies or for other purposes.  If there is a proposal to adjourn the Special Meeting, the affirmative vote of a majority of the shares present at the Special Meeting, in person or by proxy, is required to approve such proposal.

Cost Of The Shareholder Meeting And Proxy Solicitation

The Adviser is paying the costs of the shareholder meeting and proxy solicitation.

Who To Call With Questions

Please call the Company at 1- 800 - 453 - 6556 with any questions you may have relating to this proxy statement.   Also, at your request, the Company will send you a free copy of its most recent audited annual report, dated August 31, 2002 ..  Simply call the Company to request a copy of the report.

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PROPOSAL # 1.

ELECTION OF DIRECTORS

The Board of Directors has nominated the five persons listed below for election as directors, each to hold office until the next annual meeting of shareholders and until his successor is elected and qualified.  Each of the nominees is currently serving as a director of the Company . ..  Each nominee has indicated a willingness to serve if elected.  If any of the nominees should not be available for election, the persons named as proxies (or their substitutes) may vote for other persons in their discretion.  Management has no reason to believe that any nominee will be unavailable for election.

Three of the five current directors, Mr. Condon, Mr. Jur cz ynski and Ms. Elwell, are independent directors, as defined by the Investment Company Act of 1940 ("Independent  Directors").  Mr. Denney and Mr. Werner are considered to be “interested persons” of the Company because are officers of Mohawk Asset Management, Inc., each Fund's investment adviser.  There are no family relationships among the nominees.

The persons named as proxies on the enclosed proxy card will vote FOR the election of the nominees listed below unless the shareholder specifically indicates on his or her proxy card a desire to withhold authority to vote for any nominee.

The nominees for director, their age, a description of their principal occupations, and other information relating to each are listed in the table below.  The address of record for each director is 112 Erie Boulevard, Schenectady, NY  12305.

Name & Date of Birth	Position(s) Held with the Company	Term of Office & Length of Time Served	Principal Occupation(s) During Past 5 Years	Number of Company Portfolios in Fund Complex Overseen by Director or Nominee	Other Directorships Held by Director or Nominee
INTERESTED DIRECTORS James W. Denney (37)	Director, President of the Company, Chairman of the Board of Directors	Each Director serves for an indefinite period of time. Mr. Denney has served as a Director since the Company’s inception in December, 1999	President of Mohawk Asset Management, Inc., a Registered Investment Adviser, since 1995. Registered principal of B/D Holdings, Inc., a broker/dealer firm, from April, 2001 to present. Registered Principal of Milestone Financial Services, Inc., a broker/dealer firm, from July 1998 to April, 2001. Registered Principal, Linsco/Private Ledger, from 8/92 – 7/98. Investment Executive, Paine Webber, Inc., from 12/89 – 7/92. Series 7 Registered Representative License (1990). General Securities Principal (1992). New York State Insurance License.	2	IFS International Holdings

Mr. Bill R. Werner (39)	Director, Secretary	Each Director serves for an indefinite period of time. Mr. Werner has served as a Director since the Company’s inception in December, 1999	Partner, General Manager, Dillinger Stairbuilding Company, Fairview, NJ, a contracting firm, since 1985. Also Vice President of Mohawk Asset Management since September, 1999.	2	None
INDEPENDENT DIRECTORS Mr. Joseph D. Condon (55)	Independent Director	Each Director serves for an indefinite period of time. Mr. Condon has served as a Director since the Company’s inception in December, 1999	Owner of RadioAlbany.com, since February, 2000. Public Affairs Director, Albany Broadcasting Company. Employed by the company since 1969.	2	None
Honorable Albert P. Jurczynski (46)	Independent Director	Each Director serves for an indefinite period of time. Mr. Jurczynski has served as a Director since the Company’s inception in December, 1999	Mayor, City of Schenectady, since 1996. City Council member, City of Schenectady, from 1984 to 1995.	2	None
Ms. Kimberleigh Elwell (35)	Independent Director	Each Director serves for an indefinite period of time. Ms. Elwell has served as a Director since December, 2000	Assistant Vice President, Business & Professional Banking, M&T Bank, Clifton, NY, since 1999. Commercial Loan Officer, Albank FSB, Albany, NY from 1989 to 1999.	2	None

The Board has an audit committee consisting of Mr. Condon, Mr. Jurczynski and Ms. Elwell.  The audit committee meets at least annually with the independent accountants and executive officers of the Fund.  The audit committee reviews, among other matters, the accounting principles being applied by the Fund in financial reporting, the scope and adequacy of internal controls, and the responsibilities and fees of the independent accountants.  The recommendations of the audit and committee are reported to the full Board.  The Board, including the Independent  Directors, unanimously approved the nomination of the foregoing persons to serve as directors and directed that the election of these nominees be submitted to the Company’s shareholders.

The Board of Directors has met three times during the Company’s last fiscal year.  Each of the directors attended all of the meetings.  The audit committee has met once during the Company’s last fiscal year.

Each director currently serves without compensation.

The officers of the Company are elected by the Board of the Company at an annual or other meeting of the Board to serve until their successors are elected and qualified.

The overall direction and supervision of the Company is the responsibility of the Board, which has the primary duty of ensuring that each Fund's general investment policies and programs are adhered to and that the Fund is properly administered.   Mohawk Asset Management serves as investment adviser to each Fund and has the primary responsibility for making investment decisions on behalf of each Fund.

SHAREHOLDINGS

As of November 30, 2002, the Directors had the following shareholdings in the Funds.

(1)	(2)(a)	(2)(b)	(3)
Name of Director or Nominee	Dollar Range of Equity Securities in Value Fund	Dollar Range of Equity Securities in Dividend Growth Fund	Aggregate Dollar Range of Equity Securities in All Funds Overseen or to be Overseen by Director in Family of Funds

[INSERT SHAREHOLDINGS INFORMATION – Based upon ranges set forth in questionnaires]

Your Board, including the independent Directors, unanimously recommends that you vote “For” Proposal # 1.

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PROPOSAL 2.

APPROVAL OF AMENDED AND RESTATED ARTICLES OF INCORPORATION.

The Board has declared that it is advisable that the shareholders of the Company approve Amended and Restated Articles of Incorporation (the "Amended Articles") of Electric City Funds, Inc. A copy of the Amended Articles is attached to this proxy statement as Appendix B

The Amended Articles incorporate revisions to the charter of the Corporation which are designed to clarify the powers of the Board of Directors and shareholders, to provide the Board of Directors with greater flexibility in managing the business and affairs of the Funds and the Company, and to reflect developments in Maryland law affecting registered investment companies.  The Amended Articles do not alter in any way the existing fiduciary obligations of the directors to act with due care and in the interests of shareholders.

The Amended Articles amend the Corporation's Articles of Incorporation in several ways.  The following discussion summarizes some of the more significant amendments to the Articles of Incorporation effected by the Amended Articles.  In addition to the changes described below, there are other substantive and stylistic differences between the Company's Articles of Incorporation and the Amended Articles.  The following summary is qualified in its entirety by reference to the Amended Articles which are attached as Appendix B to this proxy statement.

Powers And Purposes. The Amended Articles simplify the statement of the purposes and powers of the Corporation and define the Company’s purpose more clearly than the general statement of purposes included in the Article Third of the Articles of Incorporation.

Series And Classes Of Stock.  The Amended Articles expand and clarify the powers of the Board of Directors to create or terminate classes and series of stock.  The ability to create additional series of the Company's shares, and classes of shares of the Funds and any future series, will facilitate implementation of new investment products and alternative pricing structures for investors.  Under the Amended Articles, the Board of Directors may not alter the terms or contract rights of any outstanding shares without shareholder approval, except in compliance with applicable law.  The Articles of Incorporation did not address that issue .

The Amended Articles also clarify organizational and corporate matters related to shares of the Funds.   The Amended Articles classify 25,000,000 shares of the Company's authorized capital stock as shares of the Electric City Value Fund, and 25,00 0 ,000 shares of the Company's authorized capital stock as shares of the Electric City Dividend Growth Fund, including all shares of the Dividend Growth Fund issued and outstanding as of the date that the Amended Articles become effective.

Involuntary And In-Kind Redemptions.  The Amended Articles expand the power of the Board of Directors to redeem involuntarily the shares of shareholders whose account values are less than the minimum investment amount set by the Company from time to time and disclosed in the Funds’ prospectus.  Any such redemptions will be subject to compliance with applicable laws and regulations, including the 1940 Act.  The Amended Articles also clarify the authority of the Board of Directors to make in-kind redemptions, to the extent and in the manner permitted by the 1940 Act, if the Board determines doing so is in the best interests of shareholders.  The Board has no current intention to exercise its authority to make involuntary or in-kind redemptions.  The Board would expect to make such redemptions only under exceptional circumstances.

Shareholder Proposals.  The Amended Articles limit the circumstances under which a shareholder proposal may be included in the proxy materials for meetings of the shareholders.  Limiting such proposals in accordance with applicable law will help to ensure that the Board retains the ability to manage the affairs of the Company and the Funds, including control of the proposals presented at Company's shareholder meetings and included in its proxy materials.

Voting Requirements.   The Amended Articles lower the vote required for certain matters, such as merger, dissolution and any future amendment of the Company’s articles of incorporation to a majority.  Under Maryland law, unless a Company’s articles of incorporation expressly so provide, higher voting requirements apply to these matters.

Shareholders’ Rights to Call a Special Meeting.  The Amended Articles raise the percentage of shareholders required to call a special meeting of shareholders from 25% as provided under the Maryland Code to a majority.

Indemnification of Company Directors and officers and Limitation of Liability.  The Amended Articles provide for the Company to indemnify the directors and officers, and for the limitation of liability of such persons to the Company for money damages, to the fullest extent permitted by the Maryland Code.

Conclusion

The Board of Directors has concluded that the proposed adoption of the Amended Articles is in the best interests of the shareholders of the Funds.  Accordingly, the Board recommends that shareholders vote FOR the Amended Articles.  If approved by shareholders, the Amended Articles will take effect when they are filed with and accepted for record by the Maryland State Department of Taxation and Assessments.  If the Amended Articles are not approved by shareholders, the Company's Articles of Incorporation will remain unchanged and in effect.

Your Board, including the independent Directors, unanimously advises that you vote “For” Proposal # 2.

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OTHER INFORMATION

INVESTMENT ADVISER

Mohawk Asset Management (“Mohawk”), located at 112 Erie Boulevard, Schenectady, New York, serves as the investment adviser of each Fund.  Mohawk was organized as a sole proprietorship in 1994 and incorporated as a Delaware corporation in 1999.  Mohawk is registered with the Securities and Exchange Commission as an investment adviser.  James W. Denney is the controlling shareholder and President of Mohawk.

UNDERWRITER

Electric City Funds, Inc. directly distributes its shares.  There are no charges assessed to any shareholder for distribution of shares.

ADMINISTRATOR, TRANSFER AGENT AND FUND ACCOUNTING

Mutual Shareholder Services, LLC, 8869 Brecksville Road, Suite C, Brecksville, OH 44141 provides administrative, transfer agent, and accounting services to each Fund pursuant to a written agreement with the Company.

INDEPENDENT ACCOUNTANTS

McCurdy & Associates CPA’s, Inc.(“McCurdy”) , 27955 Clemens Road, Westlake, Ohio 44145-1121 serves as independent accountants and audited the financial statements of each of the Funds for the years ended August 31, 2001 and 2002.   A representative of McCurdy is not expected to be present at the Meeting.

PROPOSALS OF SHAREHOLDERS

As a Maryland corporation, the Company is not required to hold annual shareholder meetings, but will hold special meetings as required or deemed desirable.  Since the Company does not hold regular meetings of shareholders, the anticipated date of the next shareholders meeting cannot be provided.  Any shareholder proposal that may properly be included in the proxy solicitation material for a special shareholder meeting must be received by the Company no later than four months prior to the date when proxy statements are mailed to shareholders.

OTHER MATTERS TO COME BEFORE THE MEETING

The Board is not aware of any matters that will be presented for action at the meeting other than the matters set forth herein.  Should any other matters requiring a vote of shareholders arise, the proxy in the accompanying form will confer upon the person or persons entitled to vote the shares represented by such proxy the discretionary authority to vote the shares as to any such other matters in accordance with their best judgment in the interest of the Company.

FINANCIAL STATEMENTS

The financial statements for each Fund and the Company are incorporated herein by reference to the Company’s audited annual financial report, dated August 31, 2002, and the Company’s unaudited semi-annual financial report, dated February 28, 2002.  Shareholders can obtain a copy of the annual and semi-annual report without charge by writing to Mutual Shareholder Services, LLC at 8869 Brecksville Road, Suite C, Brecksville, OH 44141 or calling 1-800-453-6556.

DOCUMENT DELIVERY

Only one proxy statement will be delivered to multiple shareholders who share the same address unless the Company has received directions to the contrary from one or more of the shareholders.

PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

EXHIBIT A

TOTAL OUTSTANDING SHARES

OF EACH FUND, BY CLASS AND TOTAL,

As of November 30, 2002

Name of Electric City Fund	Total Outstanding Shares
Electric City Value Fund
Electric City Dividend Growth Fund

HOLDERS OF MORE THAN

5% OF EACH FUND'S SHARES

As of November 30, 2002

Name of Shareholder	Name of Fund in Which Shares Held	% Ownership of Total Fund Shares

EXHIBIT B

ELECTRIC CITY FUNDS, INC.

AMENDED & RESTATED

ARTICLES OF INCORPORATION

Electric City Funds, Inc., a Maryland corporation, having its principal office in Baltimore City, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST:  The charter of the Corporation is hereby amended and restated in its entirety to read as follows:

FIRST:  The undersigned, Jacqueline M. Giles, whose post office address is 1013 Centre Road, Wilmington, DE 19805, being at least eighteen years of age, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporations, is acting as sole incorporator with the intention of forming a corporation.

SECOND: The name of the corporation (which is hereinafter called the Corporation) is:

ELECTRIC CITY FUNDS, INC.

THIRD:

(a) The purposes for which the Corporation is formed and the business and objects to be carried on and promoted by it are:

(1) To engage primarily in the business of investing, reinvesting or trading in securities as an investment company classified under the Investment Company Act of 1940 (the "1940 Act") as an open-end, management company.

(2) To engage in any one or more businesses or transactions, or to acquire all or any portion of any entity engaged in any one or more businesses or transactions, which the Board of Directors may from time to time authorize or approve, whether or not related to the business described elsewhere in this Article or to any other business at the time or theretofore engaged in by the Corporation.

(b) The foregoing enumerated purposes and objects shall be in no way limited or restricted by reference to, or inference from, the terms of any other clause of this or any other Article of the charter of the Corporation, and each shall be regarded as independent; and they are intended to be and shall be construed as powers as well as purposes and objects of the Corporation and shall be in addition to and not in limitation of the general  powers of corporations under the General Laws of the State of Maryland.

FOURTH:   The post office address of the principal office of the Corporation in Maryland is 11 East Chase Street, Baltimore, MD 21202.

FIFTH: The name and post office address of the resident agent is CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, MD 21202.  Said resident agent is a domestic corporation of the State of Maryland.

SIXTH:

(a) The total number of shares of stock of all classes and series which the Corporation initially has authority to issue is 100,000,000 shares of capital stock (par value $.0001 per share), amounting in aggregate par value to $10,000.  All of the authorized shares of capital stock are initially classified as "Common Stock" of which 25,000,000 shares are further classified as a series of Common Stock designated as the "Electric City Value Fund", and 25,000,000 shares, including all shares of the Electric City Dividend Growth Fund issued and outstanding as of the date these Amended and Restated Articles take effect, are classified as a series of Common Stock designated as the “Electric City Dividend Growth Fund”.  The Board of Directors may classify and reclassify any unissued shares of capital stock by setting or changing in any one or more respects the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications, or terms or conditions of redemption of such shares of stock.

(b)  Unless otherwise prohibited by law, so long as the Corporation is registered as an open-end company under the 1940 Act, the Board of Directors shall have the power and authority, without the approval of the holders of any outstanding shares, to increase or decrease the number of shares of capital stock, or the number of shares of capital stock of any class or series, that the Corporation has authority to issue.

(c)  The following is a description of the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Electric City Value Fund, the Electric City Dividend Growth Fund, and any additional series of Common Stock of the Corporation ("Series"), unless otherwise provided in the articles supplementary or other charter document classifying or reclassifying such series:

(1)  All consideration received by the Corporation from the issue or sale of shares of a particular Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any investment or reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes and shall be so recorded upon the books of account of the Corporation.  Such consideration, assets, income, earnings, profits and  proceeds, together with any items allocated as provided in the following sentence, are hereinafter referred to collectively as the "assets belonging to" that Series.  In the event that there are any assets, income, earnings, profits or proceeds which are not identifiable as belonging to a particular Series, such items shall be allocated by or under the supervision of the Board of Directors to and among one or more of the Series from time to time classified or reclassified, in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable.  Each such allocation shall be conclusive and binding for all purposes.  No holder of a particular Series shall have any right or claim against the assets belonging to any other Series, except as a holder of the shares of such other Series.

(2)  The assets belonging to each Series shall be charged with the liabilities of the Corporation in respect of that Series and all expenses, costs, charges and reserves attributable to that Series.  Any liabilities, expenses, costs, charges or reserves of the Corporation which are attributable to more than one Series, or are not identifiable as pertaining to any Series, shall be allocated and charged by or under the supervision of the Board of Directors to and among one or more of the Series of Common Stock from time to time classified or reclassified, in such manner and on such basis as the Board of Directors, in its sole discretion, deems fair and equitable.  Each such allocation shall be conclusive and binding for all purposes.  The liabilities, expenses, costs, charges and reserves charged to a Series are hereinafter referred to collectively as the "liabilities of" that Series.

(3)  The net asset value per share of a particular Series shall be the quotient obtained by dividing the value of the net assets of that Series (being the value of the assets belonging to that Series less the liabilities of that Series) by the total number of shares of that Series outstanding, all as determined by or under the direction of the Board of Directors in accordance with generally accepted accounting principles and the 1940 Act.  Subject to the applicable provisions of the 1940 Act, the Board of Directors, in its sole discretion, may prescribe and shall set forth in the By-Laws of the Corporation, or in a duly adopted resolution of the Board of Directors, such bases and  times for determining the current net asset value per share of each Series, and the net income attributable to such Series, as the Board of Directors deems necessary or desirable.  The Board of Directors shall have full discretion, to the extent not inconsistent with the Maryland General Corporation Law and the 1940 Act, to determine whether any moneys or other assets received by the Corporation shall be treated as income or capital and whether any item of expense shall be charged to income or capital, and each such determination shall be conclusive and binding for all purposes.

(4)  Subject to the provisions of law and any preferences of any class or series of stock from time to time classified or reclassified, dividends, including dividends payable in shares of another class or series of the Corporation's stock, may be paid on a particular Series at such times and in such amounts as the Board of Directors may deem advisable.  Dividends and other distributions on the shares of a particular Series shall be paid only out of the assets belonging to that Series after providing for the liabilities of that Series.

(5)  Each share of a Series shall have one vote, and the exclusive voting power for all purposes shall be vested in the holders of shares of the Series.  All Series shall vote together as a single class; provided, however, that as to any matter with respect to which a separate vote of a particular Series is required by the 1940 Act or the Maryland General Corporation Law, such requirement shall apply and, in that event, the other Series entitled to vote on the matter shall vote  together as a single class; and provided, further, that the holders of a particular Series shall not be entitled to vote on any matter which does not affect any interest of that Series, including liquidation of another Series, except as otherwise required by the 1940 Act or the  Maryland General Corporation Law.

(6)  Each holder of shares of a Series shall have the right to require the Corporation to redeem all or any part of his shares at a redemption price equal to the current net asset value per share of that Series which is next computed after receipt of a tender of such shares for redemption, less such redemption fee or contingent deferred sales load, if any, or other charges as the Board of  Directors may from time to time establish in accordance with the 1940 Act and the Conduct Rules of the National Association of Securities Dealers, Inc. Payment of the redemption price shall be made by the Corporation only from the assets belonging to the Series whose shares are being redeemed.  The redemption price shall be paid in cash; provided, however, that if the Board of Directors determines, which determination shall be conclusive, that conditions exist which make payment wholly in cash unwise or undesirable, the Corporation may, to the extent and in the manner permitted by law, make payment wholly or partly in securities or other assets, at the value of such securities or other assets used in such determination of current net asset value.  Notwithstanding the foregoing, the Corporation may suspend the right of holders of shares of any Series to require the Corporation to redeem their shares, or postpone the date of payment or satisfaction upon such redemption for more than seven days after tender of such shares for redemption, during any period or at any time when and to the extent permitted under the 1940 Act.

(7)  To the extent and in the manner permitted by the 1940 Act and the Maryland General Corporation Law, the Board of Directors may cause the Corporation to redeem, at their current net asset value, the shares of any Series held in the account of any stockholder having an aggregate net asset value which is less than the minimum investment in that Series specified by the Board of Directors from time to time in its sole discretion.

(8)  In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or of the liquidation of a particular Series, the stockholders of each Series that is being liquidated shall be entitled, after payment or provision for payment of the liabilities of that Series, as a class, to share ratably in the remaining assets belonging to the Series.  The holders of shares of any particular Series shall not be entitled thereby to any distribution upon the liquidation of any other series.  The liquidation of any Series of which there are shares then outstanding shall be approved by the vote of a majority (as defined in the 1940 Act) of the outstanding shares of that Series, and without the vote of the holders of shares of any other Series.

(9)  Subject to compliance with the 1940 Act, the Board of Directors shall have authority to provide that holders of any Series shall have the right to exchange their shares for shares of one or more other Series in accordance with such requirements and procedures as may be established by the Board of Directors.

SEVENTH:  The number of directors of the Corporation shall be five, which number may be increased or decreased pursuant to the By-Laws of the Corporation, but shall never be less than the minimum number permitted by the General Laws of the State of Maryland now or hereafter in force.  The name of the director who shall serve until the first annual meeting and until his successor is duly chosen and qualified is:

James W. Denney

112 Erie Boulevard

Schenectady, NY 1 2305

EIGHTH:

(a) The following provisions are hereby adopted for the purpose of defining, limiting and regulating the powers of the Corporation and of the directors and stockholders:

(1)  The Board of Directors is hereby empowered to authorize the issuance from time to time of shares of its stock of any class or series, whether now or hereafter authorized, or securities convertible into shares of its stock of any class or series, whether now or hereafter authorized, for such consideration as may be deemed advisable by the Board of Directors and without any action by the stockholders.

(2)  No holder of any stock or any other securities of the Corporation, whether now or hereafter authorized, shall have any preemptive right to subscribe for or purchase any stock or any other securities of the Corporation other than such, if any, as the Board of Directors, in its sole discretion, may determine and at such price or prices and upon such other  terms as the Board of  Directors, in its sole discretion, may fix; and any stock or other securities which the Board of Directors may determine to offer for subscription may, as the Board of Directors in its sole discretion shall determine, be offered to the holders of any class, series or type of stock or other securities at the time outstanding to the exclusion of the holders of any or all other classes, series or type of stock or other securities at the  time outstanding.

(3)  The Board of Directors of the Corporation shall, consistent with applicable law (including, without limitation, the 1940 Act), have power in its sole discretion to determine from time to time in accordance with sound accounting practice or other reasonable valuation methods what constitutes annual or other net profits, earnings, surplus or net assets in excess of capital, net asset value, or net asset value per share; to determine that retained earnings or surplus shall remain in the hands of the Corporation; to set apart out of any funds of the Corporation such reserve or reserves in such amount or amounts and for such proper purpose or purposes as it shall determine and to abolish any such reserve or any part thereof; to distribute and pay distributions or dividends in stock, cash or other securities or property, out of surplus or any other funds or amount legally available therefor, at such times and to the stockholders of record on such dates as it may, from time to time, determine; and to determine whether and to what extent and at what times and places and under what conditions and regulations the books, accounts and documents of the  Corporation, or any of them, shall be open to the inspection of stockholders, except as  otherwise  provided by statute or the By-Laws of the Corporation, and, except as so provided, no stockholder shall have any right to inspect any book, account or document of the Corporation unless authorized to do so by resolution of the Board of Directors.

(4)  Notwithstanding any provision of law requiring the authorization of any action by a greater proportion than a majority of the total number of shares of capital stock, such action shall be valid and effective if authorized by the affirmative vote of the holders of a majority of the total number of shares of capital stock outstanding and entitled to vote thereon, except as otherwise provided in the charter of the Corporation.

(5)  The Corporation shall indemnify (i) its directors and officers, whether serving the Corporation or at its request any other entity, to the full extent required or permitted by the General Laws of the State of Maryland now or hereafter in force (as limited by the 1940 Act), including the advance of expenses under the procedures and to the full extent permitted by law, and (ii) other employees and agents to such extent as shall be authorized by the Board of Directors or the Corporation's By-Laws and be permitted by law.  The foregoing rights of indemnification shall not be exclusive of any other rights to which those seeking indemnification may be entitled.  The  Board of Directors may take such action as is necessary to carry out these indemnification provisions and is expressly empowered to adopt, approve and amend from time to time such bylaws, resolutions or contracts implementing such provisions or such further indemnification arrangements as may be permitted by law.  No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

(6)  To the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted (as limited by the 1940 Act), no director or officer of the Corporation shall be personally liable to the Corporation or its stockholders for money damages.  No amendment of the charter of the Corporation or repeal of any of its provisions shall limit or eliminate the limitation of liability provided to directors and officers hereunder with respect to any act or omission occurring prior to such amendment or repeal.

(7)  The Corporation reserves the right from time to time to make any amendments of its charter which may now or hereafter be authorized by law, including any amendments changing the terms or contract rights, as expressly set forth in its charter, of any of its outstanding capital stock.

(8)  For any stockholder proposal to be presented in connection with an annual meeting of stockholders of the Corporation, including any proposal relating to the nomination of a director to be elected to the Board of Directors of the Corporation, the stockholders must have given timely notice thereof in writing to the Secretary of the Corporation in the manner and containing the information required by the By-Laws of the Corporation. Stockholder proposals to be presented in connection with a special meeting of stockholders will be presented by the Corporation only to the extent required by Section 2-502 of the Maryland General Corporation Law and the By-Laws of the Corporation; provided, however, that action by a majority of shareholders shall be required in order to call a special shareholders meeting.

(b)  The enumeration and definition of particular powers of the Board of Directors included in the foregoing shall in no way be limited or restricted by reference to or inference from the terms of any other clause of this or any other Article of the charter of the Corporation, or construed as or deemed by inference or otherwise in any manner to exclude or limit any powers conferred upon the Board of Directors under the General Laws of the State of Maryland now or hereafter in force.

NINTH: The duration of the Corporation shall be perpetual.

SECOND.  The foregoing amendment and restatement of the charter of the Corporation does not increase the authorized capital stock of the Corporation.

THIRD:  The foregoing amendment and restatement to the charter of the Corporation has been advised by the Board of Directors and approved by the stockholders of the Corporation.

IN WITNESS WHEREOF, Electric City Funds, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on this ____ day of ________, 2002.

ELECTRIC CITY FUNDS, INC.

By: __________________________

James W. Denney

President

WITNESS:

__________________________

__________________________

Secretary

The  undersigned President of Electric City Funds, Inc., who executed on behalf of the Corporation the forgoing Amended and Restated Articles of Incorporation of which this certificate is made a part, hereby acknowledges in the name and on behalf of the Corporation the foregoing Amended and Restated Articles of Incorporation to be the corporate act of the Corporation and hereby certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

__________________________

James W. Denney

President

BALLOT

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ELECTRIC CITY FUNDS, INC.

Proposal # 1.

Elect the following persons as Directors of Electric City Funds, Inc. (All Shareholders)

(1)  James W. Denney   (2) Bill R .. Werner   (3)  Joseph Condon   (4)  Albert Jurczynski   (5)  Kimberl eigh Elwell

For All

For All Except

Withhold All

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To withhold authority to vote on any individual nominee(s), please print the number(s)of the nominee(s) on the line above.

Proposal # 2.

Approve Amended and Restated Articles of Incorporation: (All Shareholders)

For

Against

Abstain

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/    /

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Signature(s) (All registered owners of accounts shown to the left must sign.  If signing for a corporation, estate or Company, please indicate your capacity or title.)

X

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Signature

Date

X

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Signature

Date

PLEASE VOTE TODAY!

Please vote all issues shown on your ballot.

Please vote on each issue using blue or black ink to mark an X in one of the three boxes provided on each ballot. On all Items, mark -- For, Against or Abstain.  Then sign, date and return your ballot in the accompanying postage-paid envelope. All registered owners of an account, as shown in the address on the ballot, must sign the ballot. If you are signing for a corporation, company or estate, please indicate your title or position.

THANK YOU FOR MAILING YOUR BALLOT PROMPTLY!

Your vote is needed! Please vote on the reverse side of this form and sign in the space provided. Return your completed proxy in the enclosed envelope today.

You may receive additional proxies for your other accounts with the Company.  These are not duplicates; you should sign and return each proxy card in order for your votes to be counted. Please return them as soon as possible to help save the cost of additional mailings.

The signers of this proxy hereby appoint Anna Pechtel and Michael Massey, and each of them, attorneys and proxies, with power of substitution in each, to vote all shares for the signers at the special meeting of shareholders to be held December 16, 2002, and at any adjournments thereof, as specified herein, and in accordance with their best judgment, on any other business that may properly come before this meeting. Your shares will be voted in accordance with your designations on this proxy.  If no specification is made herein, all shares will be voted "FOR" the proposals set forth on this proxy.  The proxy is solicited by the Board of Company which recommends a vote "FOR" all matters.